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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report                                     June 17, 1997
(Date of earliest event reported)





                   KIMBALL INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)





                          INDIANA
      (State or other jurisdiction of incorporation)

        0-3279                            35-0514506
(Commission File Number)     (IRS Employee Identification Number)

   1600 Royal Street, Jasper, Indiana               47549-1001
(Address of principal executive offices)            (Zip Code)


Registrants telephone number, including area code: (812) 482-1600


                         Not Applicable
(Former name or former address, if changed since last report)



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ITEM 5.  Other Events

The Registrant issued the following press release on June 17, 1997:

KIMBALL INTERNATIONAL REALIGNS SENIOR OFFICERS FOR FUTURE GROWTH


     JASPER, IN (June 17, 1997)--Five of the top Kimball International executive officers will assume new roles July 1, the company announced today.

     "We have taken the steps to help ensure Kimball's continued success and positioning for healthy growth," said new Chairman and Chief Executive Officer Douglas A. Habig. "These appointments are the result of a management succession plan that has been in place for some time. It is intended to allow the company to move ahead aggressively as we address the challenges of the next ten years and beyond."

     The changes involve these officers:

     *  Chairman Thomas L. Habig, 69, will assume the position of
        Vice Chairman of the Board of Directors.

     * President and Chief Executive Officer Douglas A. Habig, 50, becomes Chairman and Chief Executive Officer.

     * James C. Thyen, 53, was named Kimball International's President. Thyen most recently has served as Senior Executive Vice President, Chief Financial and Administrative Officer, Treasurer.

     * Gary P. Critser, 60, retains his duties as Senior Executive Vice President and Secretary, and adds the position of Treasurer.

     * Vice President and Director of Accounting Robert F. Schneider, 36, becomes Executive Vice President, Chief Financial Officer and Assistant Treasurer.

Three other top executives' roles remain basically unchanged.

     * Ronald J. Thyen, 60, Senior Executive Vice President, Operations Officer, Furniture and Cabinets

     * John B. Habig, 64, Senior Executive Vice President, Operations Officer, Electronics

     * John T. Thyen, 58, Senior Executive Vice President, Marketing and Sales

     Tom Habig, who has been Chairman of the Indiana-based furniture and electronics manufacturer since 1982, said the appointments preserve management continuity. Habig, who joined Kimball in 1950 and was elected to the board in 1952, said his new position as Vice Chairman allows him to continue to help shape the company's strategic direction.

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     New Chairman Doug Habig was named President in 1982 and Chief Executive
Officer in 1990. He was first elected to the board in 1973, when he became Chief Financial and Administrative Officer and Treasurer.

     New President Jim Thyen joined Kimball in 1967. He was named Vice President in 1978, Executive Vice President in 1980, and Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer in 1982. He was elected to Kimball's Board of Directors in 1982.

     "Over the past few years, we've initiated major improvements in the way we manufacture and market our products and services." said Thyen. "Our challenge is to ensure that our investments accomplish the strategic goals we set, that our businesses generate appropriate returns, and that we continue to focus on enhancing our competitive position as we grow the sales and profits of the company."

     Gary P. Critser, Senior Executive Vice President, Secretary and Treasurer, joined the company in 1965 as Controller for the Jasper Corporation subsidiary and was named Vice President, Corporate Controller two years later. He was named Executive Vice President, Controller in 1975, and in 1990 was elected to the company's Board of Directors. In 1992, he was named Senior Executive Vice President, Secretary and Chief Accounting Officer.

     Robert F. Schneider, who becomes Executive Vice President, Chief Financial Officer and Assistant Treasurer, has worked with Kimball for a decade. He was appointed Corporate Controller in 1990 and Vice President and Director of Accounting in 1992.

     In the latest reporting period, the quarter ending March 31, 1997, Kimball International earned $14.5 million, or 70 cents per Class B share, on sales of $243.3 million, both third quarter records. The nine-month period also set corporate records for sales ($744.8 million) and earnings ($42.7 million, or $2.06 per Class B share.)

     Kimball International, Inc. (NASDAQ: KBALB) is a diversified manufacturer of consumer durable goods, including office, residential, hospitality and healthcare furniture sold under the Company's family of brand names. Kimball is a major supplier of electronic assemblies on an original equipment manufacturer (OEM) basis. It makes other OEM products such as TV cabinets and home furniture as well as produces plywood, dimension stock and other lumber products.

     Visit the Kimball Web Site at www.kimball.com


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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kimball International, Inc.



                                  By:  Gary P. Critser
                                       GARY P. CRITSER
                                       Senior Exec. Vice President,
                                       Chief Accounting Officer
                                       and Secretary

Date: June 25, 1997